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                                                                   EXHIBIT 12.1

Computation of Ratio of Earnings to Fixed Charges
(Dollars in Thousands)

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                                         American Seafoods Holdings LLC                        American Seafoods
                                                and Subsidiaries                                  Corporation
                               ---------------------------------------------------     ---------------------------------
                                                                                                   Pro Forma
                                                                                       ---------------------------------
                                                                   Three Months                            Three Months
                                  Year Ended December 31,         Ended March 31,       Year Ended            Ended
                               ----------------------------      -----------------      December 31,         March 31,
                                2001       2002       2003         2003      2004           2003               2004
                               ------     ------     ------      -------   -------     --------------     -------------
Earnings (as calculated below) 53,102     62,568     59,364       33,241   32,271          59,076             32,201
Divided by Fixed Charges
 consisting of interest
 expense...................... 35,093     39,957     45,037       10,735   11,235          50,164             12,541
                               ------     ------     ------       ------   ------          ------             ------
Ratio of earnings to fixed
 charges......................   1.51       1.57       1.32         3.10     2.87            1.18               2.57

Calculation of Earnings:
Income before income taxes.... 18,180     23,012     14,148       22,455   21,036           8,733             19,660
Minority Interest.............   (171)      (401)       179           51      --              179                 --
Plus: Fixed charges
 consisting of interest
 expense...................... 35,093     39,957     45,037       10,735   11,235          50,164             12,541
                               -------    ------     ------       ------   ------          ------            -------
                               53,102     62,568     59,364       33,241   32,271          59,076             32,201
                               =======    ======     ======       ======   ======          ======            =======
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